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                         Exhibit 10 (iii) A
                    AGREEMENT AND GENERAL RELEASE


     Houghton Mifflin Company (the "Company") and Joseph A.
Kanon (the "Employee") agree that the following sets out their complete agreement and understanding regarding the separation of the Employee from the Company's employ:

     1. The Company and the Employee agree that the Employee's employment with the Company shall terminate effective
         June 30, 1995.

     2. The status of the Employee's benefits at separation from employment, including severance pay, are as set forth on the attached page entitled "Separation Benefits - Joseph Kanon" and in the attached memorandum from Margaret M. Doherty dated June 21, 1995.

     3. The consideration from the Company set forth in Paragraph 2 above constitutes full settlement of any and all claims that the Employee may have against the Company, its successors, assigns, affiliates, or any of its officers, directors, shareholders, employees, agents, or representatives, for compensation or otherwise.

     4. In consideration for the promises made by the Company in this Agreement, the Employee, on behalf of himself, his agents, assignees, attorneys, heirs, executors, and administrators, fully releases the Company, and its successors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, agents and representatives, from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type, by reason of any matter, cause, act or omission arising out of or in connection with his employment or separation from employment with

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         the Company, including without limiting the generality
         of the foregoing, claims, demands or actions under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; as amended; the Rehabilitation Act of 1973; the Civil Rights Act of 1866; the Massachusetts Fair Employment Practices Act; any other federal, state, or local statute or regulation regarding employment, discrimination in employment, or the termination of employment; and the common law of any state relating to employment contracts, wrongful discharge, or any other matter.

      5. The Employee understands and agrees that the existence and terms of this Agreement and General Release are confidential and that the Employee shall not disclose such information to any third party, other than the Employee's spouse, attorney, and financial advisor, without the written consent of the Company.

      6. The existence and execution of this Agreement and General Release shall not be considered, and shall not be admissible in any proceeding, as an admission by the Company, or its agents or employees, of any liability, error, violation or omission.

       7. This Agreement and General Release shall be binding upon and shall be for the benefit of the Company and the Employee, as well as their respective heirs, personal representatives, successors and assigns.

       8. The provisions of this Agreement and General Release shall be severable, and the invalidity of any provision shall not affect the validity of the other provisions.

       9. The Employee also acknowledges that during the course of his employment with the Company, he has acquired confidential information about the Company, including but not limited to information about its business and publishing plans, operations, customers, suppliers, and operations. The Employee agrees not to disclose any such confidential information to anyone without the written consent of the Company.

      10. The Employee acknowledges that the Company advised

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          him in writing to consult with an attorney before
          executing this Agreement, that he was given a period of 21 days within which to consider the consideration for this Agreement, that he had an adequate opportunity to review the Agreement with an attorney, that he fully understands its terms, that he was not coerced into signing it, and that he has signed it knowingly and voluntarily.

      11. The Employee agrees to cooperate with the Company in connection with any litigation currently pending or which is threatened or instituted in the future and the Company agrees to indemnify the Employee for any costs or damages incurred by the Employee in connection with such matters on the same basis as applied during his term of employment.

      12. The Employee agrees not to publicly disparage the Company or its officers and Board members.

      13. This Agreement and General Release shall take effect seven days after the Employee executes it. The Employee has the right to revoke this Agreement during a period of seven days following his execution of this Agreement. In order to revoke the Agreement, he must notify Gary L. Smith, Senior Vice President, of the Company, in writing of his decision to revoke, and said notice must be received by Mr. Smith no later than seven days following the execution of this Agreement. If he revokes this Agreement, he shall promptly repay to the Company all consideration paid under this Agreement to which he is not otherwise entitled.

          HOUGHTON MIFFLIN COMPANY    NAME:

          BY: /S/ Gary L. Smith       /S/Joseph A. Kanon
          DATED:  6/30/95             DATED:  6/28/95

                                      Subscribed and sworn
                                      before me this 28th day
                                      of June, 1995.
                                      Notary Public
                                      /S/ Kathleen A. Rideout

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